THIRD AMENDED AND RESTATED BY-LAWS
OF
DARÉ BIOSCIENCE, INC.
(as amended through January 24, 2023)

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ARTICLE I
STOCKHOLDERS

IPlace of Meetings. All meetings of stockholders shall be held at such place as may be designated from time to time by the Board of Directors, the Chair of the Board, the Chief Executive Officer or the President or, if not so designated, at the principal office of the corporation. The Board of Directors may, in its sole discretion, determine that any meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized under General Corporation Law of the State of Delaware (the “DGCL”).
1.1Annual Meeting. The annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board of Directors, the Chair of the Board, the Chief Executive Officer or the President (which date shall not be a legal holiday in the place where the meeting is to be held).
1.2Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by only the Board of Directors, the Chair of the Board or the Chief Executive Officer, and may not be called by any other person or persons. The Board of Directors may postpone or reschedule any previously scheduled special meeting of stockholders. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.
1.3Notice of Meetings.
(a)Except as otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be delivered by the corporation to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting, either personally, by mail, by courier service, or, in accordance with any applicable requirements of the DGCL, by electronic transmission (as such term is defined in the DGCL). Without limiting the manner by which notice otherwise may be given to stockholders, any written, printed, or electronic notice of all meetings shall state the place, if any, date and time of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and shall specify the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.
(b)If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. If notice is delivered by courier service, such notice shall be deemed given on the earlier of when the notice is received or left at the stockholder’s address. If notice is delivered by electronic mail (as such term is defined in the DGCL), such notice shall be deemed given when directed to such stockholder’s electronic mail address (unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the corporation, and will be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the corporation who is available to assist with accessing such files or information. Notice given by electronic transmission (other than electronic mail) shall be effective if it is given by a form of electronic transmission consented to by the stockholder (in a manner consistent with the DGCL) to whom the notice is directed. Such notice shall be deemed given at the time specified in Section 232 of the DGCL.
(c)Whenever any notice is required to be given to any stockholder under the provisions of the DGCL or these amended By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
1.4Voting List. The corporation shall prepare, no later than the 10th day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in

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alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of 10 days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
1.5Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the holders of a majority in voting power of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the corporation issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
1.6Adjournments. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these By-laws (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), by the chair of the meeting or by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time, place, date, and means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) provided in any other manner permitted by the DGCL. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
1.7Voting and Proxies.
(a)Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation.
(b)Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the DGCL by the stockholder or such stockholder’s authorized agent and delivered (including by electronic transmission) to the Secretary of the corporation. No such proxy shall be voted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.
(c)Any stockholder directly or indirectly soliciting proxies from other stockholders must use a form of appointment of proxy (i.e., a proxy card) that is a color other than white. A white-colored proxy card shall be reserved for the exclusive use by the Board of Directors.

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1.8Action at Meeting. When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, the holders of a majority in voting power of the shares of stock of that class or series present or represented at the meeting and voting affirmatively or negatively on such matter), except when a different or minimum vote is required by any law applicable to the corporation or its securities, the Certificate of Incorporation or these By-laws, in which case such different or minimum vote shall be the applicable vote on the matter. When a quorum is present at any meeting, any election by stockholders of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.
1.9Nomination of Directors.
(a)Generally. Except for (1) any directors entitled to be elected by the holders of preferred stock, (2) any directors elected in accordance with Section 2.9 hereof by the Board of Directors to fill a vacancy or newly-created directorship or (3) as otherwise required by applicable law or stock exchange regulation, at any meeting of stockholders, only persons who are nominated in accordance with this Section 1.10 shall be eligible to be elected as directors at an annual or special meeting of stockholders.
(b)Nominations of Candidates. Nominations of any person for election to the Board of Directors at an annual meeting or special meeting of the stockholders of the corporation (but, with respect to a special meeting, only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these By-laws, or (ii) by a stockholder present in person who (A) was a stockholder of record of the corporation both at the time of giving the notice provided for in this Section 1.10 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 1.10 and Section 1.11 with respect to such notice and nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting of the stockholders of the corporation.
For purposes of this Section 1.10, “present in person” shall mean that the stockholder proposing to nominate one or more candidates for election to the Board of Directors at the meeting, or a qualified representative of such stockholder, appears in person at such meeting if such meeting is held solely at a physical location or, in the event that such meeting permits stockholder attendance by means of remote communication, appears by such means of remote communication; a “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must provide such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, to the Secretary of the corporation prior to or at the time of the meeting of stockholders. For the avoidance of doubt, notwithstanding anything to the contrary in these By-laws, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) nominating a candidate for election as a director at a meeting is not present in person at the meeting, such candidate shall not be considered for election as a director, and any proxies or votes cast in favor of or for the election of such candidate shall be disregarded (provided, however, that such proxies and/or votes will be counted for the purposes of establishing a quorum).
(c)Stockholder Advance Notice.
(i)For a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting of the stockholders of the corporation, the stockholder must (1) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the corporation, (2) provide the information, agreements and questionnaires with respect to such stockholder and its candidate(s) for nomination as required to be set forth by this Section 1.10 and Section 1.11 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.10 and Section 1.11. To be timely, a stockholder’s notice

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must be received in writing by the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 90th day or earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the day on which public disclosure (as defined below) of the date of such annual meeting is first made (such notice within such time periods, “Timely Notice”). In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of Timely Notice as described above. For purposes of these By-laws, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(ii)If the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting of the stockholders of the corporation, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at such special meeting, the stockholder must (i) provide Timely Notice thereof in writing and in proper form to the Secretary of the corporation at the principal executive offices of the corporation, (ii) provide the information with respect to such stockholder and its candidate(s) for nomination as required by this Section 1.10 and Section 1.11 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.10. To be timely, a stockholder’s notice for nominations to be made at such special meeting must be received in writing by the Secretary of the corporation at the principal executive offices of the corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the day on which public disclosure of the date of such special meeting was first made (solely for purposes of special meetings of stockholders of the corporation, the term “Timely Notice” shall mean such notice within the time periods set forth in this sentence). In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of a special meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of Timely Notice as described above.
(iii)In no event may a Nominating Person (as defined below) provide Timely Notice with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. If the corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (A) the conclusion of the time period for Timely Notice, (B) the date set forth in 1.10(c)(ii) or (C) the 10th day following the date of public disclosure of such increase.
(d)Contents of Notice. To be in proper form for purposes of this Section 1.10, a stockholder’s notice to the Secretary of the corporation shall set forth:
(i)As to each Nominating Person, (A) the name and address of such Nominating Person (including, if applicable, the name and address that appear on the corporation’s books and records) and (B) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by each Nominating Person (specifying the type of ownership for the class and/or series and the number of shares of stock of the corporation that are, directly or indirectly, owned of record or beneficially owned by each Nominating Person), except that such Nominating Person shall in all events be deemed to beneficially own any shares of any class or series of the corporation as to which such Nominating Person has a right to acquire beneficial ownership at any time in the future;
(ii)As to each Nominating Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Nominating Person with respect to any shares of any class or series of shares of the corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise

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constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Nominating Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Nominating Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Nominating Person as a hedge with respect to a bona fide derivatives trade or position of such Nominating Person arising in the ordinary course of such Nominating Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the corporation owned beneficially by such Nominating Person that are separated or separable from the underlying shares of the corporation, (C) any material pending or threatened legal proceeding in which such Nominating Person is a party or material participant involving the corporation, any affiliate of the corporation, or any of their respective officers or directors, (D) any other material relationship between such Nominating Person, on the one hand, and the corporation, any affiliate of the corporation, or any of their respective officers or directors, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Nominating Person with the corporation or any affiliate of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (F) any other information relating to such Nominating Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the election of directors by such Nominating Person pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (E) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Nominating Person solely as a result of being the stockholder of record directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner;
(iii)As to each Nominating Person, a reasonably detailed description of all agreements, arrangements and understandings (A) between or among any of the Nominating Persons and (B) between or among any Nominating Person and any other person or entity (including their names) in connection with the nomination of such candidate; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Nominating Person solely as a result of being the stockholder of record directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner;
(iv)As to each Nominating Person, a representation that the Nominating Person will or is part of a group that will (A) solicit proxies from holders of the corporation’s outstanding capital stock representing at least 67% of the voting power of shares of capital stock entitled to vote on the election of directors, (B) include a statement to that effect in its proxy statement and/or its form of proxy, (C) otherwise comply with Rule 14a-19 under the Exchange Act and (D) provide the Secretary of the corporation not less than five business days prior to the applicable meeting, or any adjournment or postponement thereof, with reasonable documentary evidence that such Nominating Person complied with such representations; and
(v)As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 1.10 and Section 1.11 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in any proxy statement for the applicable meeting and any associated proxy card as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be

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disclosed pursuant to Item 404 under Regulation S-K of the SEC if such Nominating Person were the “registrant” for purposes of such Item 404 and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as required by Section 1.11(a).
For purposes of this Section 1.10, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting of the stockholders of the corporation, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) with such stockholder in such solicitation.
(e)Updating of Notice. A stockholder providing notice of any nomination proposed to be made at a meeting of the stockholders of the corporation shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.10 shall be true and correct as of the record date for stockholders entitled to vote at such meeting and as of the date that is 10 business days prior to the date of such meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the corporation (or any other office specified by the corporation in any public disclosure) not later than five business days after the record date for stockholders entitled to vote at such meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for such meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to such meeting or any adjournment or postponement thereof). Notwithstanding the foregoing, if a Nominating Person no longer intends to solicit proxies pursuant to Section 1.10(d)(iv), such Nominating Person shall inform the corporation of this change by delivering a writing to the Secretary of the corporation at the principal executive offices of the corporation (or any other office specified by the corporation in any public disclosure) no later than two business days after the occurrence of such change. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-laws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.
(f)Required Compliance with the Exchange Act. In addition to the requirements of this Section 1.10 with respect to any nomination proposed to be made at a meeting of the stockholders of the corporation, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 1.10, unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of the election of director nominees at such meeting other than the Board of Directors’ nominees unless such Nominating Person has complied with Rule 14a-19 under the Exchange Act in connection with the solicitation of such proxies with respect to such meeting, including the provision to the corporation of notices required thereunder in a timely manner and (ii) if any Nominating Person (1) provides notice pursuant to Rules 14a-19(a)(1) and (b) under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a‑19 under the Exchange Act (including the provision to the corporation of notices required thereunder in a timely manner and evidence that the Nominating Person on whose behalf a nomination is made complied with such Nominating Person’s representation as to whether the Nominating Person solicited (or is part of a group which solicited) proxies in support of such nomination as required by clause (A) of Section 1.10(d)(iv)), then the corporation shall disregard any proxies or votes solicited for the Nominating Person’s candidates, notwithstanding that proxies or votes with respect to such nominations may have been received by the corporation (provided, however, that such proxies and/or votes will be counted for the purposes of establishing a quorum).
(g)Means of Delivery. Any written notice, supplement, update or other information required to be delivered to the corporation pursuant to this Section 1.10 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s principal executive offices.

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1.10Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.
(a)Candidate to Provide Questionnaire, Representation and Agreement. To be eligible to be a candidate for election as a director of the corporation at an annual meeting or special meeting of the stockholders of the corporation, a candidate must be nominated in the manner prescribed in Section 1.10 and a candidate nominated by a stockholder must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary of the corporation at the principal executive offices of the corporation, (i) a completed written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the corporation upon written request of a stockholder therefor) and (ii) a written representation and agreement (in a form provided by the corporation upon written request of a stockholder therefor) that such candidate for nomination (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question if such agreement, arrangement or understanding has not been disclosed to the corporation, or if such agreement, arrangement or understanding could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (B) may not be, and may not become, a party to any compensatory, payment, indemnification or other financial agreement, arrangement or understanding with any person or entity other than the corporation in connection with service or action as a director that has not been disclosed to the corporation, and (C) will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors (and, if requested by any candidate for nomination, the Secretary of the corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).
(b)Candidate to Furnish Certain Other Information. The corporation may request such additional information as necessary to permit the Board of Directors to determine if each candidate for election as a director of the corporation is independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors.
(c)Updating Candidate Information. A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 1.11, if necessary, so that the information provided or required to be provided pursuant to this Section 1.11 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the corporation (or any other office specified by the corporation in any public disclosure) not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-laws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(d)Rejection of Nominee for Non-compliance. No candidate shall be eligible for nomination as a director of the corporation, or be seated as a director, unless such candidate and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 1.10 and with this Section 1.11. The chair of the meeting shall, if the facts warrant, determine that a

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nomination was not properly made in accordance with Section 1.10 and with this Section 1.11, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded, notwithstanding that proxies or votes in respect of such nomination may have been received by the corporation (provided, however, that such proxies and/or votes will be counted for the purposes of establishing a quorum).
1.11Business at Annual Meetings Other than Election of Directors.
(a)Generally. At any annual meeting of the stockholders of the corporation, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of the stockholders of the corporation, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before the meeting by a stockholder of the corporation present in person who (A) (1) was a stockholder of record of the corporation both at the time of giving the notice provided for in this Section 1.12 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 1.12 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Exchange Act. The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders of the corporation. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 1.10 and Section 1.11, and this Section 1.12 shall not be applicable to such nominations. Furthermore, for any business to be properly brought before the meeting by a stockholder, such business must constitute a proper matter under Delaware law for stockholder action.
For purposes of this Section 1.12, “present in person” means that the stockholder proposing that the business be brought before the annual meeting of the stockholders of the corporation, or a qualified representative of such proposing stockholder, appears in person at such annual meeting if the annual meeting of the stockholders of the corporation is held solely at a physical location or, in the event that the annual meeting permits stockholder attendance by means of remote communication, appears by such means of remote communication; and a “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the annual meeting of stockholders and such person must provide such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, to the Secretary of the corporation prior to or at the time of such annual meeting. For the avoidance of doubt, notwithstanding anything to the contrary in these By-laws, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) proposing business to be conducted at a meeting is not present in person at the annual meeting, such business shall not be considered, and no vote shall be taken with respect to such proposed business, notwithstanding that proxies in respect of such business may have been received by the corporation.
(b)Timeliness of Notice. For business to be properly brought before an annual meeting of the stockholders of the corporation by a stockholder, the stockholder must (i) provide Timely Notice (as defined in Section 1.10) thereof in writing and in proper form to the Secretary of the corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.12. In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of Timely Notice.
(c)Contents of Notice. To be in proper form for purposes of this Section 1.12, a stockholder’s notice to the Secretary of the corporation shall set forth:
(i)As to each item of business that the Proposing Person (as defined below) proposes to bring before such annual meeting: (A) a brief description of the business desired to be brought before the annual meeting, (B) the text of the proposal or business (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws, the exact text of the proposed amendment), (C) the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (D) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other

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person or entity (including their names) in connection with the proposal of such business by the Proposing Persons and (E) all other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (i) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder of record directed to prepare and submit the notice required by these By-laws on behalf of a beneficial owner;
(ii)As to each Proposing Person, (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the corporation’s books and records); and (B) the class and series and number of shares of stock of the corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by each Proposing Person (specifying the type of ownership for the class and/or series and the number of shares of stock of the corporation that are, directly or indirectly, owned of record or beneficially owned by each Proposing Person), except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; and
(iii)As to each Proposing Person, (A) any Disclosable Interests (as defined in Section 1.10(d)(ii), except that for purposes of this Section 1.12, the term “Proposing Person” shall be substituted for the term “Nominating Person” in all places it appears in Section 1.10(d)(ii))), (B) a representation that such Proposing Person intends or is part of a group that intends to deliver a proxy statement or form of appointment of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal, and (C) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act.
For purposes of this Section 1.12, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting of stockholders of the corporation, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before such annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) with such stockholder in such solicitation.
(d)Required Updating of Notice. A Proposing Person shall update and supplement its notice to the corporation of its intent to propose business at an annual meeting of stockholders of the corporation, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.12 shall be true and correct as of the record date for stockholders entitled to vote at such annual meeting and as of the date that is 10 business days prior to such annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the corporation (or any other office specified by the corporation in any public disclosure) not later than five business days after the record date for stockholders entitled to vote at such annual meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for such annual meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which such annual meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-laws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(e)Requirement for Compliance. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting of the stockholders of the corporation that is not properly brought before such annual meeting in accordance with this Section 1.12. The chair

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of any annual meeting of stockholders of the corporation shall have the power and duty to determine whether business was properly brought before the annual meeting in accordance with the provisions of this Section 1.12 (including whether the Proposing Person solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Proposing Person’s proposal in compliance with the representation with respect thereto required by this Section 1.12), and if the chair should determine that business was not properly brought before the annual meeting in accordance with the provisions of this Section 1.12, the chair shall so declare to the meeting and such business shall not be brought before the annual meeting, in each case, notwithstanding that proxies or votes with respect to such business may have been received by the corporation (provided, however, that such proxies and/or votes will be counted for the purposes of establishing a quorum).
(f)Applicability. This Section 1.12 is expressly intended to apply to any business proposed to be brought before an annual meeting of the stockholders of the corporation other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the corporation’s proxy statement. In addition to the requirements of this Section 1.12 with respect to any business proposed to be brought before an annual meeting of stockholders of the corporation, each Proposing Person shall comply with all applicable requirements of state law and of the Exchange Act, and the rules and regulations thereunder, with respect to any such business. Nothing in this Section 1.12 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(g)Other. Except as otherwise required by law, nothing in this Section 1.12 shall obligate the corporation or the Board of Directors to include in any proxy statement (or other stockholder communication distributed on behalf of the corporation or the Board of Directors) information with respect to any proposal submitted by a stockholder.
(h)Means of Delivery. Any written notice, supplement, update or other information required to be delivered to the corporation pursuant to this Section 1.12 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary of the corporation at the corporation’s principal executive offices.
1.12Conduct of Meetings.
(a)Meetings of stockholders of the corporation shall be presided over by the Chief Executive Officer of the corporation or the Chair of the Board, if any, or in their absence, by the Vice Chair of the Board, if any, or in the Vice Chair’s absence, by the President of the corporation (if different than the Chief Executive Officer), or in the President’s absence, by a Vice President of the corporation, or in the absence of all of the foregoing persons, by a chair designated by the Board of Directors.
(b)The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the corporation as it shall deem appropriate, including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.
(c)The chair of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.
(d)In advance of any meeting of stockholders of the corporation, the Board of Directors, the Chair of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other

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persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders of the corporation, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.
1.13No Action by Consent in Lieu of a Meeting. Stockholders of the corporation may not take any action by written consent in lieu of a meeting.

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ARTICLE II
DIRECTORS

1.1General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law or the Certificate of Incorporation.
1.2Number, Election and Qualification. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the corporation shall be established by the Board of Directors. The election of directors need not be by written ballot. Directors need not be stockholders of the corporation.
1.3Chair of the Board; Vice Chair of the Board. The Board of Directors may appoint from its members a Chair of the Board and a Vice Chair of the Board, neither of whom need be an employee or officer of the corporation. If the Board of Directors appoints a Chair of the Board, such Chair shall perform such duties and possess such powers as are assigned by the Board of Directors and, if the Chair of the Board is also designated as the corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.7 of these By-laws. If the Board of Directors appoints a Vice Chair of the Board, such Vice Chair shall perform such duties and possess such powers as are assigned by the Board of Directors. Unless otherwise provided by the Board of Directors, the Chair of the Board or, in the Chair’s absence, the Vice Chair of the Board, if any, shall preside at all meetings of the Board of Directors.
1.4Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The allocation of directors among classes shall be determined by resolution of the Board of Directors.
1.5Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.
1.6Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors established by the Board of Directors pursuant to Section 2.2 of these By-laws shall constitute a quorum of the Board of Directors. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.
1.7Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number is required by law or by the Certificate of Incorporation.
1.8Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the corporation may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.
1.9Vacancies. Subject to the rights of holders of any series of Preferred Stock, any vacancy or newly-created directorship on the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor or until such director’s earlier death, resignation or removal.
1.10Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the corporation at its principal office or to the Chair of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event.

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1.11Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders of the corporation.
1.12Special Meetings. Special meetings of the Board of Directors may be held at any time and place designated in a call by the Chair of the Board, the Chief Executive Officer, the President, two or more directors, or by one director in the event that there is only a single director in office.
1.13Notice of Special Meetings. Notice of the date, place and time of any special meeting of directors shall be given to each director by the Secretary of the corporation or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (a) in person or by telephone at least 24 hours in advance of the meeting, (b) by sending written notice by reputable overnight courier, telecopy, facsimile or electronic transmission, or delivering written notice by hand, to such director’s last known business, home or electronic transmission address at least 48 hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.
1.14Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.
1.15Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to the action in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
1.16Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation with such lawfully delegable powers and duties as the Board of Directors thereby confers, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-laws for the Board of Directors. Except as otherwise provided in the Certificate of Incorporation, these By-laws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
1.17Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.

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ARTICLE III
OFFICERS

1.1Titles. The officers of the corporation shall consist of a Chief Executive Officer, a President, and a Secretary, and such other officers with such other titles as the Board of Directors shall determine, including a Chief Financial Officer, a Treasurer, and one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate to carry on the business of the corporation.
1.2Election. Each officer of the corporation shall be elected by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal.
1.3Qualification. No officer need be a stockholder or director of the corporation. Any two or more offices may be held by the same person.
1.4Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, each officer shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, resignation or removal.
1.5Resignation and Removal. Any officer may resign by delivering a written resignation to the corporation at its principal office or to the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event. Any officer may be removed at any time, with or without cause, by vote of a majority of the directors then in office. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the corporation.
1.6Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Chief Executive Officer, President, and Secretary. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is elected and qualified, or until such officer’s earlier death, resignation or removal.
1.7President; Chief Executive Officer. Unless the Board of Directors has designated another person as the corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation. The Chief Executive Officer shall have general charge and supervision of the business of the corporation subject to the direction of the Board of Directors, and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to such officer by the Board of Directors. The President shall perform such other duties and shall have such other powers as the Board of Directors or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and when so performing such duties shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.
1.8Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
1.9Vice Presidents. Each Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The

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Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.
1.10Secretary and Assistant Secretaries.
(a)The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings (or designate any other person to serve as secretary of the meeting to keep a record of the proceedings), to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.
(b)Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.
(c)In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chair of the meeting shall designate a secretary for the meeting to keep a record of the proceedings of the meeting.
1.11Treasurer and Assistant Treasurers.
(a)The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.
(b)The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.
1.12Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.
1.13Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof. To the extent not set forth in these By-laws, the officers of the corporation shall have such authority and perform such duties as shall be prescribed by the Board of Directors or by officers authorized by the Board of Directors to prescribe their duties. To the extent that such duties are not so prescribed, such officers shall have such authority and perform the duties which generally pertain to their respective offices, subject to the control of the Chief Executive Officer or the Board of Directors.

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ARTICLE IV
CAPITAL STOCK

1.1Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any shares of the authorized capital stock of the corporation held in the corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such lawful consideration and on such terms as the Board of Directors may determine.
1.2Stock Certificates; Uncertificated Shares.
(a)The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Every holder of stock of the corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, representing the number of shares held by such holder registered in certificate form. Each such certificate shall be signed in a manner that complies with Section 158 of the DGCL.
(b)Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these By-laws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.
(c)If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
(d)Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to Sections 151, 202(a) or 218(a) of the DGCL or, with respect to Section 151 of DGCL, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
1.3Transfers. Shares of stock of the corporation shall be transferable in the manner prescribed by law and in these By-laws. Transfers of shares of stock of the corporation shall be made only on the books of the corporation or by transfer agents designated to transfer shares of stock of the corporation. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.
1.4Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon

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such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.
1.5Record Date.
(a)The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not precede the date on which the resolution fixing the record date is adopted, and such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.
(b)If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. If no record date is fixed, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.
(c)A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
1.6Regulations. The issue, transfer, conversion and registration of shares of stock of the corporation shall be governed by such other regulations as the Board of Directors may establish.

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ARTICLE V
GENERAL PROVISIONS

1.1Fiscal Year. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January of each year and end on the last day of December in each year.
1.2Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.
1.3Waiver of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation, by these By-laws, or in accordance with the provisions of the DGCL, a written waiver signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to the giving of such notice. Neither the business nor the purpose of any meeting need be specified in any such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
1.4Voting of Securities. Except as the Board of Directors may otherwise designate, the Chief Executive Officer, the President or the Treasurer may waive notice of, vote, or appoint any person or persons to vote, on behalf of the corporation at, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or securityholders of any other entity, the securities of which may be held by this corporation.
1.5Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.
1.6Certificate of Incorporation. All references in these By-laws to the Certificate of Incorporation shall be deemed to refer to the certificate of incorporation of the corporation, as amended and in effect from time to time.
1.7Severability. Any determination that any provision of these By-laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-laws.
1.8Pronouns. All pronouns used in these By-laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.
1.9Forum Selection By-law.
(a)Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on behalf of the corporation; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the corporation, to the corporation or the corporation’s stockholders; (iii) any action or proceeding asserting a claim against the corporation or any current or former director, officer or other employee of the corporation, arising out of or pursuant to any provision of the DGCL, the Certificate of Incorporation or these By-laws (as each may be amended from time to time); (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these By-laws (including any right, obligation, or remedy thereunder); (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action asserting a claim against the corporation or any director, officer or other employee of the corporation, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This Section 5.9(a) shall not apply to suits brought to enforce a duty or

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liability created by the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
(b)Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
(c)If any action the subject matter of which is within the scope of subparagraph (a) of this Section 5.9 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce subparagraph (a) of this Section 5.9 (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
(d)If any provision of this Section 5.9 shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Section 5.9, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
(e)For the avoidance of doubt, any person or entity purchasing or otherwise acquiring or holding any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Section 5.9.

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ARTICLE VI
AMENDMENTS

These By-laws may be altered, amended or repealed, in whole or in part, or new By-laws may be adopted by the Board of Directors or by the stockholders as provided in the Certificate of Incorporation.

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